Filed Pursuant to Rule 424(b)(5)
Registration No. 333-250115

CALCULATION OF REGISTRATION FEE(1)

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(2)
Debt Securities	$3,000,000,000	$278,100

(1)

The information in this Calculation of Registration Fee Table (including the footnotes hereto) updates, with respect to the securities offered hereby, the information set forth in the Calculation of Registration Fee Table included in the Registrant’s Automatic Registration Statement on Form S-3ASR (Registration No. 333- 250115), originally filed with the Commission on November 16, 2020.

(2)	The registration fee of $278,100 is calculated in accordance with Rule 457(r) and is being paid on a deferred basis in accordance with Rule 456(b).

Prospectus Supplement

(To Prospectus dated November 16, 2020)

$3,000,000,000

Emerson Electric Co.

$1,000,000,000    2.000% Notes due 2028

$1,000,000,000    2.200% Notes due 2031

$1,000,000,000    2.800% Notes due 2051

The 2.000% Notes due 2028 (the “2028 Notes”) will mature on December 21, 2028. The 2.200% Notes due 2031 (the “2031 Notes”) will mature on December 21, 2031. The 2.800% Notes due 2051 (the “2051 Notes”) will mature on December 21, 2051. We refer to the 2028 Notes, the 2031 Notes and the 2051 Notes collectively as the “Notes.” Prior to maturity, we may redeem any or all of the Notes at any time at the redemption prices described in this prospectus supplement. Interest on the Notes will accrue from December 21, 2021. We will pay interest on the 2028 Notes on June 21 and December 21 of each year, beginning June 21, 2022. We will pay interest on the 2031 Notes on June 21 and December 21 of each year, beginning June 21, 2022. We will pay interest on the 2051 Notes on June 21 and December 21 of each year, beginning June 21, 2022.

We intend to use the net proceeds from the sale of the Notes to fund a portion of our aggregate cash contribution amount of approximately $6.0 billion to existing shareholders of Aspen Technology, Inc. ("AspenTech") in connection with our previously announced transaction with AspenTech. In the event that (x) we do not complete our previously announced transaction with AspenTech, as described herein, on or before October 10, 2022, (y) we notify the Trustee (as defined herein) in writing that we will not pursue the consummation of the AspenTech transaction, or (z) the definitive agreement for the AspenTech transaction has been terminated without the consummation of the transaction, we will be required to redeem the Notes then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined herein).

We do not intend to apply for listing of the Notes on any national securities exchange. Currently, there is no public market for the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the Notes involves risks. You should consider carefully the risks set forth in “Risk Factors” beginning on page S-2 of the prospectus supplement, and “Risk Factors” beginning on page 2 of the accompanying prospectus, as well as the risks set forth in our other filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in the Notes.

	Price to Public		Underwriting Discounts		Proceeds to Emerson Electric Co.
	Per Note	Total	Per Note	Total	Per Note	Total
2028 Notes	99.779%	$997,790,000	0.400%	$4,000,000	99.379%	$993,790,000
2031 Notes	99.688%	$996,880,000	0.450%	$4,500,000	99.238%	$992,380,000
2051 Notes	99.778%	$997,780,000	0.875%	$8,750,000	98.903%	$989,030,000
Total		$2,992,450,000		$17,250,000		$2,975,200,000

The proceeds to us are before deducting estimated expenses from the sale of the Notes.

The Underwriters expect to deliver the Notes through the book-entry delivery system of The Depository Trust Company to the purchasers on or about December 21, 2021.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Citigroup

Barclays	BofA Securities	Deutsche Bank Securities

Co-Managers

BNP PARIBAS	HSBC	RBC Capital Markets

Standard Chartered Bank	US Bancorp	Wells Fargo Securities

Mischler Financial Group, Inc.	Stern

December 7, 2021

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell the Notes and seeking offers to buy the Notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, and the information in the incorporated documents is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the Notes. You should not assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, any free writing prospectus or any other material that we authorize, is accurate at any date other than the date included in the respective cover pages of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, except as otherwise indicated or unless the context otherwise requires, “Emerson,” “Company,” “we,” “us” and “our” refer to Emerson Electric Co. and its consolidated subsidiaries.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and we undertake no obligation to update any such statements to reflect later developments. These risks and uncertainties include the Company’s ability to successfully complete on the terms and conditions contemplated, and to achieve the expected financial impact of, the proposed AspenTech transaction, the scope, duration and ultimate impact of the COVID-19 pandemic as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, which are set forth in the “Risk Factors” of Part I, Item 1A, and the “Safe Harbor Statement” of Part II, Item 7, to our Annual Report on Form 10-K for the year ended September 30, 2021 and in subsequent reports filed with the SEC, which are hereby incorporated by reference, as well as in the Risk Factors set forth in this prospectus supplement and the Risk Factors on page 2 of the accompanying prospectus.

RISK FACTORS

An investment in the Notes involves a high degree of risk. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the factors set forth below as well as the risk factors discussed on page 2 of the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 (which is incorporated by reference into this prospectus supplement and the accompanying prospectus) before deciding whether an investment in the Notes is suitable for you. You should also see “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment.

The Planned Combination of Two of Our Industrial Software Businesses (Open Systems International, Inc. and the Geological Simulation Software businesses) with the Business of Aspen Technology, Inc., and our Planned Majority Stake in the Publicly Traded Entity that Holds Such Combined Businesses, May Not Be Completed Within the Currently Contemplated Time Frame, With the Expected Terms or Costs, and May Not Achieve the Intended Benefits

We make no assurance regarding the terms, timing, costs or benefits anticipated from the planned combination with AspenTech. Unforeseen developments, including possible delays in obtaining various regulatory and other approvals, could delay the proposed transaction, or cause the proposed transaction to occur on terms and conditions that are less favorable, or at a higher cost, than expected. Further, we may not realize some or all of the anticipated strategic, financial or other benefits of the planned combination or there may be unexpected costs or liabilities.

Completion of the proposed AspenTech transaction is subject to a number of conditions, including among other things, the receipt of approval from AspenTech’s stockholders and the receipt of certain regulatory approvals, which make the completion and timing of the proposed transaction uncertain. In addition, the ongoing COVID-19 pandemic could delay the receipt of certain regulatory approvals. The failure to satisfy all of the required conditions could delay the completion of the proposed transaction for a significant period of time or prevent it from occurring at all. There can be no assurance that the conditions to the completion of the proposed AspenTech transaction will be satisfied or waived or that the proposed transaction will be completed.

If We Are Required to Redeem the Notes in Connection with a Special Mandatory Redemption, Holders of the Notes May Not Obtain Their Expected Return on the Notes

In the event that (x) we do not complete the AspenTech transaction on or before October 10, 2022, (y) we notify the Trustee in writing that we will not pursue the consummation of the AspenTech transaction, or (z) the definitive agreement for the AspenTech transaction has been terminated without the consummation of the transaction, we will be required to redeem the mandatorily redeemable Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. Our ability to consummate the AspenTech transaction is subject to various closing conditions, including regulatory approvals and other matters over which we have limited or no control. If we abandon the AspenTech transaction and are required to redeem the Notes, holders of such Notes may not obtain their expected return on such Notes and may not be able to reinvest the proceeds from a Special Mandatory Redemption in an investment that results in a comparable return. Holders of the Notes will have no right to opt out of the Special Mandatory Redemption provisions of such Notes. See "Description of the Notes—Special Mandatory Redemption."

Your decision to invest in the Notes is made at the time of the offering of the Notes. Further, holders of the Notes will have no rights under the Special Mandatory Redemption provision if the AspenTech transaction is consummated, nor will such holders have any right to require us to redeem such Notes, if, between the closing of the Notes offering and the closing of the AspenTech transaction, we experience any changes in our business or financial condition or if the terms of the AspenTech transaction change.

We Are Not Obligated to Place the Net Proceeds From the Sale of the Notes in Escrow Prior to the Closing of the AspenTech Transaction and, as a Result, We May Be Unable to Redeem the Notes in the Event of a Special Mandatory Redemption

We are not obligated to place the proceeds of this offering of Notes in escrow prior to the closing of the AspenTech transaction or to provide a security interest in such proceeds, and there are no other restrictions on our use of such proceeds during such time. In addition, the proceeds that we will receive from this offering will not be sufficient to fully fund the Special Mandatory Redemption, as we will also have to pay any premium and accrued interest on the redeemed Notes in the event of a Special Mandatory Redemption. Accordingly, we will need to fund any Special Mandatory Redemption using proceeds that we have voluntarily retained from this offering, available cash on hand or from other sources of liquidity. As a result, in the event of a Special Mandatory Redemption, we may not have sufficient funds to redeem the Notes. Furthermore, our failure to redeem or repurchase the Notes as required under the Indenture would result in a default under the Indenture and have material adverse consequences for us and the holders of the Notes.

USE OF PROCEEDS

We have entered into a definitive agreement with AspenTech to combine two of Emerson’s stand-alone industrial software businesses, Open Systems International, Inc. and the geological simulation software business, along with a contribution of approximately $6.0 billion in cash to existing AspenTech shareholders, to create “New AspenTech.” Upon the closing of the transaction, Emerson will own 55 percent of New AspenTech and its results would be fully consolidated in Emerson’s financial statements. The transaction is expected to close in the second quarter of calendar year 2022 and is subject to approval by AspenTech shareholders, regulatory approvals, the effectiveness of the registration statement to be filed by New AspenTech for, and approval of the listing on The Nasdaq Stock Market of, the shares of New AspenTech common stock issuable in the AspenTech transaction, and other customary closing conditions.

The foregoing description of the AspenTech transaction does not purport to be complete and is qualified in its entirety by reference to the definitive Transaction Agreement and Plan of Merger, which is included as an exhibit to our Current Report on Form 8-K filed with the SEC on October 12, 2021, certain items of which are incorporated by reference into this prospectus supplement. See “Information We Incorporate by Reference.” The definitive agreement has been incorporated by reference into this prospectus supplement solely to provide investors and security holders with information relating to its terms. It is not intended to be a source of financial, business or operational information about ourselves or AspenTech. The representations, warranties and covenants contained in the definitive agreement are made only for the purposes of the definitive agreement and are made as of specific dates and are solely for the benefit of the parties to the definitive agreement. As to factual matters concerning ourselves or AspenTech, you should not rely upon the representations and warranties in the definitive agreement.

We intend to use the net proceeds from the sale of the Notes (estimated at $2,975.2 million, before deducting estimated expenses related to this offering) to pay a portion of our contribution of approximately $6.0 billion to existing AspenTech shareholders as part of the AspenTech transaction and to pay the related fees and expenses. We expect to fund the remainder of the aggregate cash contribution amount through available cash on hand, additional commercial paper borrowings and other sources.

This offering is not conditioned upon the completion of the AspenTech transaction, but the Notes will be subject to a Special Mandatory Redemption in the event the AspenTech transaction is not consummated, as described in “Description of the Notes—Special Mandatory Redemption.”

We may also determine to use a portion of the net proceeds of this offering for repayment of our commercial paper borrowings and for general corporate purposes. As of December 2, 2021, our commercial paper had a weighted average interest rate (on a bond-equivalent yield basis) of approximately 0.10% per annum with a weighted average maturity of approximately 15 days.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

We incorporate by reference into this prospectus supplement the documents listed below that we have previously filed with the SEC. These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended September 30, 2021.

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on December  11, 2020 that are incorporated by reference into Part III of the Annual Report on Form 10-K for the year ended September 30, 2020.

•	Our Current Report on Form 8-K filed on October 12, 2021 (excluding the disclosure under Item 2.02).

We incorporate by reference into this prospectus supplement any additional documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 between the date we first filed the registration statement to which this prospectus supplement relates and the termination of the offering of the securities, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) rather than filed with the SEC, unless we expressly incorporate such furnished information. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of this prospectus supplement and the accompanying prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus supplement or the accompanying prospectus is a part.

You may receive a copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge, by writing or calling John Sperino, our Vice President and Assistant Secretary, at Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, telephone 314-553-2000, e-mail john.sperino@emerson.com. Our SEC filings are also available to the public on or accessible through our website at http://www.emerson.com. Information on our website is not intended to be an active link and is not part of this prospectus supplement, any free writing prospectus or the registration statement of which this prospectus supplement is part.

DESCRIPTION OF THE NOTES

References to “Emerson”, “we,” “us” and “our” in this section are only to Emerson Electric Co. and not to its subsidiaries.

We will issue the 2028 Notes, the 2031 Notes and the 2051 Notes as separate series of debt securities under an Indenture dated as of December 10, 1998 between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), and an officers’ certificate with respect to the Notes. The Trustee is successor under the Indenture to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York). Information about the Indenture and the general terms and provisions of the Notes is in the accompanying prospectus under “Description of the Debt Securities.” We have issued a significant amount of debt securities under the Indenture.

We will issue the Notes in book-entry form, as one or more global notes registered in the name of the nominee of The Depository Trust Company, which will act as the depositary (the “Depositary”). Beneficial interests in book-entry Notes will be shown on, and transfers of the Notes will be made only through, records maintained by the Depositary and its participants. The provisions set forth under “Book-Entry Debt Securities” in the accompanying Prospectus will apply to the Notes.

Certain Terms of the Notes

The 2028 Notes. The 2028 Notes will be initially limited to $1,000,000,000 in aggregate principal amount. The 2028 Notes will mature on December 21, 2028. The interest rate on the 2028 Notes will be 2.000% per annum.

The 2031 Notes. The 2031 Notes will be initially limited to $1,000,000,000 in aggregate principal amount. The 2031 Notes will mature on December 21, 2031. The interest rate on the 2031 Notes will be 2.200% per annum.

The 2051 Notes. The 2051 Notes will be initially limited to $1,000,000,000 in aggregate principal amount. The 2051 Notes will mature on December 21, 2051. The interest rate on the 2051 Notes will be 2.800% per annum.

Payment of Principal and Interest

We will pay interest on the 2028 Notes on June 21 and December 21 of each year, beginning June 21, 2022. We will pay interest on the 2031 Notes on June 21 and December 21 of each year, beginning June 21, 2022. We will pay interest on the 2051 Notes on June 21 and December 21 of each year, beginning June 21, 2022. Interest on the Notes will accrue from December 21, 2021 or from the most recent interest payment date to which we have paid or provided for the payment of interest to but excluding the next interest payment date or the scheduled maturity date, as the case may be. We will pay interest computed on the basis of a 360-day year of twelve 30-day months.

We will pay interest on the 2028 Notes in U.S. dollars in immediately available funds to the persons in whose names the 2028 Notes are registered at the close of business on the June 6 or December 6 preceding the respective interest payment date. We will pay interest on the 2031 Notes in U.S. dollars in immediately available funds to the persons in whose names the 2031 Notes are registered at the close of business on the June 6 or December 6 preceding the respective interest payment date. We will pay interest on the 2051 Notes in U.S. dollars in immediately available funds to the persons in whose names the 2051 Notes are registered at the close of business on the June 6 or December 6 preceding the respective interest payment date. At maturity we will pay the principal, together with final interest on the Notes, in U.S. dollars in immediately available funds.

If an interest payment date or the maturity date is not a “Business Day,” we will pay interest or principal, as the case may be, on the next succeeding Business Day and no interest shall accrue for the period after such date. The term “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which applicable law or regulation authorizes or requires banking institutions in The City of New York, New York to close.

Additional Notes

The 2028 Notes are initially being offered in the aggregate principal amount of $1,000,000,000. The 2031 Notes are initially being offered in the aggregate principal amount of $1,000,000,000. The 2051 Notes are initially being offered in the aggregate principal amount of $1,000,000,000. We may, without the consent of the holders of the Notes, create and issue additional notes ranking equally with the 2028 Notes, the 2031 Notes or the 2051 Notes, as applicable, in all respects, including having the same ISIN and CUSIP number, so that such additional notes shall be consolidated and form a single series with the 2028 Notes, the 2031 Notes or the 2051 Notes, as applicable, and shall have the same terms as to status, redemption or otherwise as such Notes; provided that if any such additional 2028 Notes are not fungible with the 2028 Notes initially offered hereby, 2031 Notes are not fungible with the 2031 Notes initially offered hereby or 2051 Notes are not fungible with the 2051 Notes initially offered hereby, in any such case for U.S. federal income tax or securities law purposes, such additional notes will have one or more separate ISIN and CUSIP numbers. No additional 2028 Notes, 2031 Notes or 2051 Notes, as applicable, may be issued if an Event of Default has occurred and is continuing with respect to such Notes.

Same-Day Settlement and Payment

The Notes will trade in the Depositary’s same-day funds settlement system until maturity or until we issue the Notes in definitive form. The Depositary will therefore require secondary market trading activity in the Notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

Ranking

The Notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.

Optional Redemption

The Notes will be redeemable, in whole or from time to time in part, at our option on any date (a “Redemption Date”). Prior to October 21, 2028 with respect to the 2028 Notes (two months prior to the maturity date of such Notes) (the “2028 Par Call Date”), prior to September 21, 2031 with respect to the 2031 Notes (three months prior to the maturity date of such Notes) (the “2031 Par Call Date”), and prior to June 21, 2051 with respect to the 2051 Notes (six months prior to the maturity date of such Notes) (the “2051 Par Call Date”), the redemption price will be equal to the greater of (1) 100 percent of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (assuming, for this purpose, that the 2028 Notes mature on the 2028 Par Call Date, that the 2031 Notes mature on the 2031 Par Call Date and that the 2051 Notes mature on the 2051 Par Call Date) (exclusive of interest accrued to, but excluding, that Redemption Date) discounted to that Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points with respect to the 2028 Notes, 15 basis points with respect to the 2031 Notes and 15 basis points with respect to the 2051 Notes, plus, in any such case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, that Redemption Date. Calculation of the redemption price will be made by us or on our behalf by such person as we shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

On or after the 2028 Par Call Date with respect to the 2028 Notes, on or after the 2031 Par Call Date with respect to the 2031 Notes, and on or after the 2051 Par Call Date with respect to the 2051 Notes, we may redeem the Notes, in whole or from time to time in part, at a redemption price equal to 100 percent of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the applicable Redemption Date.

Notwithstanding the foregoing, installments of interest on the Notes which are due and payable on an interest payment date falling on or prior to the relevant Redemption Date shall be payable to the holders of those Notes registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture.

“Treasury Rate” means, with respect to any Redemption Date for the Notes, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within two months in the case of the 2028 Notes, three months in the case of the 2031 Notes, or six months in the case of the 2051 Notes, before or after the 2028 Par Call Date, the 2031 Par Call Date and the 2051 Par Call Date, respectively, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or (2) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semi-annual equivalent yield to maturity for the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the 2028 Notes mature on the 2028 Par Call Date, that the 2031 Notes mature on the 2031 Par Call Date and that the 2051 Notes mature on the 2051 Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming, for this purpose, that the 2028 Notes mature on 2028 Par Call Date, that the 2031 Notes mature on the 2031 Par Call Date and that the 2051 Notes mature on the 2051 Par Call Date).

“Independent Investment Banker” means Goldman Sachs & Co. LLC or Citigroup Global Markets Inc. or if the foregoing firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Comparable Treasury Price” means with respect to any Redemption Date for the Notes (1) the average of five Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means (1) Goldman Sachs & Co. LLC or Citigroup Global Markets Inc., or their respective successors, provided, however, that if the foregoing firms shall each cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotation” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

Notice of any redemption by us (other than a Special Mandatory Redemption) will be mailed or sent at least 30 days but not more than 60 days before any Redemption Date to each holder of the Notes to be redeemed. If less than all the 2028 Notes, the 2031 Notes or the 2051 Notes, as applicable, are to be redeemed at our option, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be redeemed in whole or in part, subject to Depositary procedures with respect to global Notes.

We will not make any sinking fund payments in connection with the Notes.

Special Mandatory Redemption

In the event that (i) we do not complete the AspenTech transaction on or before October 10, 2022, (ii) we notify the Trustee in writing that we will not pursue the consummation of the AspenTech transaction or (iii) the definitive agreement for the AspenTech transaction has been terminated without the consummation of the transaction (each of (i), (ii) and (iii), a “Special Mandatory Redemption Trigger”), we will be required to redeem all of the outstanding 2028 Notes, 2031 Notes and 2051 Notes (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Notes of each series, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

In the event that we become obligated to redeem the Notes pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than five business days after the date on which a Special Mandatory Redemption Trigger occurred, deliver notice of the Special Mandatory Redemption to the Trustee and the holders of the Notes which shall stipulate the date upon which the Notes of each series will be redeemed (the “Special Mandatory Redemption Date,” which date shall be on or about the fifth business day following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each Holder of such series of Notes. At our written request, given at least two business days before such notice is to be sent, the Trustee will then promptly mail, or electronically deliver, according to the procedures of DTC, such notice of Special Mandatory Redemption to each Holder of such series. Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on each series of Notes.

Notwithstanding the foregoing, installments of interest on the Notes of each series that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to Holders of such Notes as of the close of business on the relevant record dates in accordance with the Notes and the Indenture.

The proceeds of the offering of the mandatorily redeemable Notes will not be deposited into an escrow account pending any Special Mandatory Redemption of such Notes. Our ability to pay the redemption price to holders of the mandatorily redeemable Notes if we become obligated to redeem the mandatorily redeemable Notes pursuant to the Special Mandatory Redemption may be limited by our then existing financial resources, and sufficient funds may not be available when necessary to make any required purchases of Notes. Upon the consummation of the AspenTech transaction, the foregoing provisions regarding Special Mandatory Redemption will cease to apply.

Governing Law

The Notes will be governed by and construed in accordance with the laws of the State of New York.

About the Trustee

Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, is the Trustee for the Notes. Wells Fargo Bank, National Association was successor to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York) as trustee under the Indenture. The Trustee will also be the paying agent and registrar of the Notes. The Trustee is also trustee in respect of our other debt securities issued and outstanding under the Indenture. Wells Fargo Bank, National Association is a lender to us under our revolving credit agreement. From time to time, we may enter into other banking relationships with the Trustee or its affiliates. An affiliate of the Trustee also serves as the transfer agent for our common stock. The Trustee’s Corporate Trust Office is currently located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415, Attention Emerson Electric Co. Administrator. The transferor of any Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. In connection with any proposed exchange of a global Note for a certificated Note, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes, but is not a complete analysis of all potential tax effects. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”) so as to result in U.S. federal income tax consequences different from those discussed below. This discussion is for general information purposes only, and is not tax advice.

This discussion is limited to beneficial owners who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to beneficial owners who purchase the Notes of a series for cash in this offering at a price equal to the “issue price” for the Notes of such series within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial portion of the Notes is sold to the public for cash). This discussion does not address all aspects of U.S. federal income taxation related to the purchase, ownership and disposition of the Notes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	tax consequences to persons holding the Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to entities treated as “controlled foreign corporations” or “passive foreign investment companies” for U.S. federal income tax purposes;

•	tax consequences to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•

tax consequences to persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an “applicable financial statement” within the meaning of Section 451 of the Code;

•	tax consequences to certain former citizens or residents of the United States;

•	alternative minimum tax consequences, if any;

•	any state, local or non-U.S. tax consequences; and

•	estate or gift taxes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. A beneficial owner of the Notes that is a partnership and partners in such a partnership should consult their own tax advisers regarding the U.S. federal income tax consequences to them.

If you are considering the purchase of the Notes, you should consult your own tax adviser regarding the U.S. federal income tax consequences to you in light of your particular circumstances, as well as any consequences arising under the U.S. federal estate or gift tax laws, under the laws of any state, local or non-U.S. taxing jurisdiction, or under any applicable tax treaty.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of the Notes that is:

•	an individual citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner of the Notes that is neither a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISER REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

Tax Consequences Applicable to U.S. Holders

Payments of Interest

Payments of interest on a Note will generally be taxable to a U.S. holder as ordinary interest income at the time such payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the Notes will be issued with no more than a de minimis amount of original issue discount, or “OID,” for U.S. federal income tax purposes.

Certain Additional Payments

Pursuant to the terms of the Notes, if a Special Mandatory Redemption Trigger occurs, we will be required to redeem the Notes of each series on the Special Mandatory Redemption Date at a redemption price equal to 101% of the principal amount of each series. See “Description of the Notes—Special Mandatory Redemption.” The Special Mandatory Redemption provision may implicate provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” Although the matter is not free from doubt, we believe and intend to take the position that the Special Mandatory Redemption provision will not cause the Notes to be treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. Our determination will be binding on all holders, except a holder that discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a Note was acquired. Our determination is not, however, binding on the IRS, and if the IRS were to challenge such determination, a holder might be required to accrue ordinary income on the Notes of a series at a rate in excess of the stated interest rate on the Notes of such series, and to treat as ordinary income, rather than capital gain, any income recognized on the taxable disposition of a Note. In the event the contingency actually occurs, it may affect the amount and timing (and possibly character) of the income that a holder will recognize. The discussion below assumes that the Notes will not be treated as contingent payment debt instruments. U.S. holders are urged to consult their tax advisers regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof.

Sale or Other Taxable Disposition of the Notes

A U.S. holder will generally recognize gain or loss on the sale, exchange, redemption, retirement, or other taxable disposition of a Note in an amount equal to the difference between the amount realized upon such disposition (except to the extent the amount realized is attributable to accrued interest not previously included in income, which will be taxable as described above under “—Payments of Interest”) and the U.S. holder’s adjusted tax basis in such Note. A U.S. holder’s adjusted tax basis in a Note generally will be the price such U.S. holder paid for the Note. Such gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of the disposition. Non-corporate U.S. holders may be eligible for reduced rates of U.S. federal income tax on long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Medicare Tax

Certain U.S. holders who are individuals, estates or trusts are subject to an additional 3.8% Medicare tax on a portion or all of the net investment income, which generally includes interest (including interest paid with respect to a Note), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, redemption, exchange, retirement or other taxable disposition of a Note) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisers regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Notes.

Information Reporting and Backup Withholding

In general, a U.S. holder will be subject to information reporting and backup withholding when such U.S. holder receives payments of interest on a Note or receives proceeds from the sale or other taxable disposition (including a retirement or redemption) of a Note, unless such U.S. holder is an exempt recipient (such as, among others, a corporation) and, when required, provides evidence of such exemption. A non-exempt U.S. holder will be subject to backup withholding if such U.S. holder:

•	fails to furnish its taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that the U.S. holder has failed to properly report payments of interest or dividends; or

•

fails to certify, under penalties of perjury, that the U.S. holder is a U.S. person, has furnished a correct TIN and that the IRS has not notified the U.S. holder that it is subject to backup withholding.

Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their own tax advisers regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

Tax Consequences Applicable to Non-U.S. Holders

Payments of Interest

Subject to the discussions below regarding backup withholding and FATCA (as defined below), interest paid to a non-U.S. holder generally will not be subject to U.S. federal income tax or U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate), provided:

•	such non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock;

•	such non-U.S. holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership;

•	such non-U.S. holder is not a bank described in Section 881(c)(3)(A) of the Code;

•	such interest is not effectively connected with a trade or business conducted by the non-U.S. holder within the United States; and

•

(1) the non-U.S. holder provides the applicable withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form), which includes its name and address and a certification, under penalties of perjury, that the non-U.S. holder is not a “United States person” within the meaning of the Code, or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Notes on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form), which includes a statement, under penalties of perjury, that such non-U.S. holder is not a “United States person” within the meaning of the Code and provides the applicable withholding agent with a copy of this statement.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a U.S. permanent establishment or fixed base to which such interest is attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification), the non-U.S. holder generally will be subject to U.S. federal income tax on such interest in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, such effectively connected interest may be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate). Prospective investors should consult their own tax advisers regarding the certification requirements for non-U.S. holders.

Sale or Other Taxable Disposition of the Notes

Subject to the discussions below concerning backup withholding and FATCA, and except with respect to accrued but unpaid interest, which will be taxable as described above under “—Payments of Interest,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange, redemption, retirement, or other disposition of a Note unless (1) such non-U.S. holder is a nonresident alien individual who has been present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met or (2) such gain is effectively connected with the conduct of a trade or business in the U.S. by such non-U.S. holder and, if required by an applicable income tax treaty, such non-U.S. holder maintains a U.S. permanent establishment or fixed base to which such gain is attributable.

If a non-U.S. holder is subject to U.S. federal income tax on the taxable disposition of a Note because such non-U.S. holder is described in clause (1) of the paragraph above, any gain realized by such non-U.S. holder from the sale, exchange, retirement, or other taxable disposition of such Note generally will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain U.S. source capital losses. If a non-U.S. holder is subject to U.S. federal income tax because such non-U.S. holder is described in clause (2) of the paragraph above, any gain realized by such non-U.S. holder from the sale, exchange, retirement, or other taxable disposition of a Note will be subject to tax on a net income basis at graduated U.S. federal income tax rates as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% on such effectively connected gain, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty.

Information Reporting and Backup Withholding

Generally, information returns will be filed with the IRS in connection with payments of interest on the Notes and proceeds from the sale or other taxable disposition (including a retirement or redemption) of the Notes. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder may be subject to backup withholding of tax on payments on the Notes unless the non-U.S. holder complies with certain certification procedures to establish that it is not a United States person or it is otherwise exempt from backup withholding. The certification procedures required to claim an exemption from withholding of tax on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against the non-U.S. holder’s U.S. federal income tax liability and any excess may be refunded if the proper information is timely furnished to the IRS. Non-U.S. holders should consult their own tax advisers regarding the application of backup withholding to their particular circumstances and the availability of any procedures for obtaining an exemption from backup withholding.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% will generally be required under provisions of the Code commonly referred to as “FATCA” on interest paid in respect of a Note if such Note is held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which a Note is held will affect the determination of whether such withholding is required. Similarly, interest in respect of a Note held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to FATCA withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Treasury. We will not pay any additional amounts to holders of Notes in respect of any amounts withheld. Prospective investors should consult their tax advisers regarding the possible implications of the FATCA provisions of the Code on their investment in the Notes. Under proposed regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, FATCA withholding will not be imposed on gross proceeds from any sale or disposition of the Notes.

UNDERWRITING

We are selling the Notes to the Underwriters named below under a Pricing Agreement dated December 7, 2021. The Underwriters, and the amount of the Notes each of them has severally, and not jointly, agreed to purchase from us, are as follows:

Underwriters	Principal Amount of 2028 Notes	Principal Amount of 2031 Notes	Principal Amount of 2051 Notes
Goldman Sachs & Co. LLC	$195,000,000	$195,000,000	$195,000,000
Citigroup Global Markets Inc.	155,000,000	155,000,000	155,000,000
Barclays Capital Inc.	90,000,000	90,000,000	90,000,000
BofA Securities, Inc.	90,000,000	90,000,000	90,000,000
Deutsche Bank Securities Inc.	90,000,000	90,000,000	90,000,000
BNP Paribas Securities Corp.	60,000,000	60,000,000	60,000,000
HSBC Securities (USA) Inc.	60,000,000	60,000,000	60,000,000
RBC Capital Markets, LLC	60,000,000	60,000,000	60,000,000
Standard Chartered Bank	60,000,000	60,000,000	60,000,000
U.S. Bancorp Investments, Inc.	60,000,000	60,000,000	60,000,000
Wells Fargo Securities, LLC	60,000,000	60,000,000	60,000,000
Mischler Financial Group, Inc.	10,000,000	10,000,000	10,000,000
Stern Brothers & Co.	10,000,000	10,000,000	10,000,000

Total	$1,000,000,000	$1,000,000,000	$1,000,000,000

Under the terms and conditions of the Pricing Agreement, if the Underwriters take any of the Notes, then they are obligated to take and pay for all of the Notes.

The offering of the Notes by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange. The Underwriters have advised us that they intend to make a market in the Notes, but they have no obligation to do so. The Underwriters may discontinue market-making at any time without providing any notice. We cannot give any assurance as to the liquidity of any trading market in the Notes.

The Underwriters initially propose to offer part of the Notes directly to the public at the public offering price set forth on the cover page and part to certain dealers at a price that represents a concession not in excess of:

•	0.240% of the principal amount of the 2028 Notes;

•	0.270% of the principal amount of the 2031 Notes; and

•	0.525% of the principal amount of the 2051 Notes.

Any Underwriter may allow, and any such dealer may reallow, a concession to certain other dealers not in excess of:

•	0.125% of the principal amount of the 2028 Notes;

•	0.150% of the principal amount of the 2031 Notes; and

•	0.250% of the principal amount of the 2051 Notes.

After the initial offering of the Notes, the Underwriters may, from time to time, vary the offering price and other selling terms.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of such liabilities.

In connection with the offering of the Notes, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Underwriters may overallot in connection with the offering of the Notes, creating a short position in the Notes for their own account. In addition, the Underwriters may bid for, and purchase, Notes in the open market to cover short positions or to stabilize the price of the Notes. Finally, the Underwriters may reclaim selling concessions allowed for distributing the Notes in the offering, if the Underwriters repurchase previously distributed Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The Underwriters are not required to engage in any of these activities and may end any of these activities at any time.

The following table shows the underwriting discounts that we will pay to the Underwriters in connection with this offering of the Notes:

	Underwriting Discounts paid by us
	Per Note	Total
2028 Notes	0.400%	$4,000,000
2031 Notes	0.450%	$4,500,000
2051 Notes	0.875%	$8,750,000

We estimate that we will spend approximately $4,300,000 for printing, ratings agency, trustee and legal fees, and other expenses related to this offering.

In the ordinary course of their respective businesses, the Underwriters and their respective affiliates engage in, and may in the future engage in, commercial banking and/or investment banking transactions and/or advisory services with us and our affiliates, including acting as lenders under our revolving backup credit facility. They have received, and may in the future receive, customary fees and commissions for these transactions. In addition, Goldman Sachs & Co. LLC is providing financial advisory services to us in connection with the AspenTech transaction for which they are receiving customary fees and expenses.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those affiliates or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Extended Settlement

It is expected that delivery of the Notes will be made against payment therefor on or about December 21, 2021, which is the tenth U.S. business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Notices to Certain International Prospective Investors

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, the Underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In connection with the offering, the Underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Upon receipt of this prospectus supplement and accompanying prospectus, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and accompanying prospectus. The Notes to which this prospectus supplement and accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus are appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

Each Underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of

Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except:

(i)

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

VALIDITY OF THE NOTES

John Sperino, our Vice President and Assistant Secretary, will pass upon the legality of the Notes for us. Davis Polk & Wardwell LLP, New York, New York, will pass upon the legality of the Notes for the Underwriters. Mr. Sperino is paid a salary by us, is a participant in various employee benefit plans and incentive plans offered by us and owns or has options to purchase shares of our common stock. Davis Polk & Wardwell LLP will rely on the opinion of Mr. Sperino with respect to all matters of Missouri law. Arthur F. Golden, one of our directors, is Senior Counsel to Davis Polk & Wardwell LLP. Davis Polk & Wardwell LLP acts as counsel to us from time to time with respect to various matters but not with respect to the Notes. Bryan Cave Leighton Paisner LLP, St. Louis, Missouri, is also representing us in connection with some aspects of this offering.

EXPERTS

The consolidated financial statements of Emerson Electric Co. and subsidiaries as of September 30, 2021 and 2020, and for each of the years in the three-year period ended September 30, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The report of KPMG LLP contains an explanatory paragraph stating, as discussed in Note 1 to the consolidated financial statements, the Company has changed its method of accounting for leases as of October 1, 2019, due to the adoption of Financial Accounting Standards Board Accounting Standard Codification Topic 842, Leases.

EMERSON ELECTRIC CO.

DEBT SECURITIES

PREFERRED STOCK ($2.50 PAR VALUE)

COMMON STOCK ($0.50 PAR VALUE)

WARRANTS

SHARE PURCHASE CONTRACTS

SHARE PURCHASE UNITS

We may offer and issue debt securities, preferred stock, common stock, warrants, share purchase contracts and share purchase units from time to time. The shares of preferred stock or debt securities may be convertible into or exchangeable for shares of our common stock, preferred stock or debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. You should read this prospectus, any prospectus supplement, any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference carefully before you invest.

Our common stock is listed on the New York Stock Exchange and the NYSE Chicago under the symbol “EMR.” On November 13, 2020, the closing price of our common stock was $75.81 per share.

Investing in our securities involves risk. See “Risk Factors” beginning on Page 2 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer these securities in amounts, at prices and on terms determined at the time of offering.

We may sell securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock or securities convertible into our common stock, at market prices prevailing at the time of the sales or prices related to such prevailing market prices.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. More information about the way we will distribute the securities is under the heading “Plan of Distribution.” Information about the underwriters or agents who will participate in any particular sale of securities will be in the prospectus supplement relating to that series of securities. Unless we state otherwise in a prospectus supplement, we will not list any of the debt securities on any securities exchange.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 16, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. No limit exists on the aggregate amount of the securities that we may sell pursuant to this registration statement.

In this prospectus, “we,” “us,” “our,” the “Company” and “Emerson” refer to Emerson Electric Co.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Information We Incorporate By Reference” and the additional information described under the heading “Where You Can Find More Information” below.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplements or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus, any prospectus supplement, any documents incorporated by reference, any free writing prospectus or any other material that we authorize may be accurate only as of their respective dates, regardless of the time of delivery or any sale of securities. You should not assume that the information in this prospectus, any prospectus supplement, any documents incorporated by reference, any free writing prospectus or any other material that we authorize, is accurate at any date other than the date included in the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INFORMATION ABOUT EMERSON

Emerson Electric Co. was incorporated in Missouri in 1890, and has evolved through internal growth and strategic acquisitions and divestitures from a regional manufacturer of electric motors and fans into a diversified global leader that brings technology and engineering together to provide innovative solutions for customers in a wide range of industrial, commercial and consumer markets around the world. Our principal executive offices are located at 8000 West Florissant Avenue, St. Louis, Missouri 63136. Our telephone number is (314) 553-2000.

RISK FACTORS

Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks regarding our business which are set forth in the “Risk Factors” of Part I, Item 1A to our Annual Report on Form 10-K for the year ended September 30, 2020, which are hereby incorporated by reference, the risks described below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and the prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future.

Risks Related to Our Securities

There may be no established trading market for some of our securities offered, and this could make selling such securities difficult and also impact the price of such securities.

There may be no established trading market for some of our securities offered by this prospectus. For example, some of our securities may not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for such securities will develop or, if such market develops, that you will be able to sell such securities. If a trading market does not develop or is not maintained, holders of the securities may experience difficulty in reselling, or an inability to sell, such securities. As a result, the liquidity of such securities may be limited and, under certain circumstances, nonexistent. If a market does develop, any such market may be discontinued at any time.

The liquidity of, pricing of, and trading market for, our securities may be adversely affected by, among other things, changes in the overall markets for debt and equity securities, changes in our financial performance and prospects, the prospects in general for companies in our industry, the number of holders of the various securities, the interest of securities dealers in making a market in our securities, adverse credit rating actions and prevailing interest rates.

Net proceeds from the sale of our securities may not result in an increase in investment value.

Our management will have considerable discretion in the application of the net proceeds from offerings pursuant to this prospectus. For example, the net proceeds from an offering of our securities may be used for general corporate purposes. Under such circumstances, you may not have the opportunity, as part of your investment decision, to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds, or to assess how the proceeds will be used.

If you purchase certain debt securities that we may offer, you may be required to accrue original issue discount on the notes for United States Federal income tax purposes and you may be required to pay taxes even though you may not have received any payments.

We may offer debt securities to be sold at more than a de minimis discount below their stated principal amount, and such discounted debt securities will be treated as having been issued with original issue discount for United States Federal income tax purposes. If the notes are so treated, you will be required to accrue original issue discount on the notes in your gross income, such that you may have to pay taxes with respect to such accrued original issue discount even though you may not have received any payments. For additional information, see “Description of the Debt Securities—Original Issue Discount Securities.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement from the sources referred to above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it in this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

We incorporate by reference into this prospectus the documents listed below that we have previously filed with the SEC. These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended September 30, 2020.

•	Our Current Reports on Form 8-K filed with the SEC on October 6, 2020 and November 6, 2020.

•	The description of our common stock contained in our Registration Statement on Form 10 as amended by our Form 8 filed on January 19, 1981.

We incorporate by reference into this prospectus any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date we first filed the registration statement to which this prospectus relates and the termination of the offering of the securities, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) rather than filed with the SEC, unless we expressly incorporate such furnished information. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You may receive a copy of any of the documents incorporated by reference in this prospectus from the SEC on its web site (http://www.sec.gov). You can also obtain these documents from us, without charge, by writing or calling John A. Sperino, our Vice President and Assistant Secretary, at Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, telephone 314-553-2000, e-mail john.sperino@emerson.com. Our SEC filings are also available to the public on our website at http://www.emerson.com. Information on our web site is not intended to be an active link and is not part of this prospectus, any prospectus supplement, any free writing prospectus or the registration statement of which this prospectus is part.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement, free writing prospectus or other offering material, or in documents incorporated by reference into this prospectus, may contain various forward-looking statements and include assumptions concerning our operations, future results and prospects. In this context, forward-looking statements often address our expected future business and financial performance, including our outlook or guidance, and often contain words such as “expect,” “may,” “might,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “forecast,” or “assume.” These forward-looking statements are based on current expectations, are subject to risks and uncertainties, and we undertake no obligation to update any such statements to reflect later developments. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary statement identifying important economic, political and technological factors, among others, changes in which could cause the actual results or events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions.

Such factors include, but are not limited to, the following: (i) the scope, duration and ultimate impact of the novel coronavirus (COVID-19) pandemic; (ii) market demand, including relating to the pandemic and oil and gas price declines and volatility; (iii) the current and future business environment, including capital and consumer spending, potential volatility of the end markets served, interest rates, and currency exchange rates; (iv) competitive factors and competitor responses to Emerson’s initiatives; (v) development and market introduction of anticipated new products; (vi) the ability to defend and protect our intellectual property rights; (vii) favorable environments for and execution of acquisitions and divestitures, domestic and foreign, including regulatory requirements and market values of candidates; (viii) integration of acquisitions and separation of disposed businesses; (ix) the availability of raw materials and purchased components; (x) stability of governments and business conditions in foreign countries which could result in adverse changes in exchange rates, changes in tax rates, regulation, nationalization of facilities or disruption of operations; (xi) unrestricted access to capital markets; (xii) our ability to attract, develop and retain key personnel; (xiii) ability to prevent security and/or data privacy breaches or disruptions of our information technology systems; (xiv) impact of potential product failures or similar events caused by product defects, cybersecurity incidents or other intentional acts; (xv) the impact of improper conduct by our employees, agents or business partners; and (xvi) the outcome of pending and future litigation, including compliance with requirements or expectations regarding climate change, environmental, social or governance issues and metrics.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, financing acquisitions and the repayment or refinancing of short or long term borrowings. Before we use the proceeds for these purposes, we may invest them in short term investments. If we anticipate that proceeds will be earmarked for a specific purpose, such as to repay debt or make an acquisition, as required we will disclose the principal purpose for the net proceeds from each sale of our securities, and the amounts intended for each such purpose, in the relevant prospectus supplement. If the prospectus supplement does not disclose the principal purposes for the net proceeds of the offering and the approximate amounts to be used for each such purpose, we will include, as required, a discussion of our reasons for conducting that offering in the prospectus supplement.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

•	debt securities;

•	shares of preferred stock;

•	shares of common stock;

•	warrants to purchase common stock, preferred stock, debt securities or any combination thereof;

•	share purchase contracts; or

•	share purchase units.

This prospectus contains a summary of certain general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement will also describe any material United States Federal income tax considerations relating to the securities offered to the extent so required and indicate whether the securities offered are or will be listed on any securities exchange. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement, free writing prospectus, or other offering materials we authorize, as appropriate, unless the context otherwise requires. The summaries contained in this prospectus and in any prospectus supplements do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. The agreements will be on file with the SEC as described under “Where You Can Find More Information” and “Information We Incorporate By Reference.”

The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF THE DEBT SECURITIES

This section describes some of the general terms of the debt securities that we may issue, from time to time, either separately, upon exercise of a warrant, as part of a share purchase unit or otherwise. Each prospectus supplement describes the particular terms of the debt securities we are offering under that prospectus supplement. Each prospectus supplement also indicates the extent, if any, to which such general provisions may not apply to the particular debt securities we are offering under that prospectus supplement. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement or any applicable free writing prospectus.

Unless otherwise provided in the prospectus supplement, we will issue the debt securities under an Indenture, dated as of December 10, 1998 (the “Indenture”) between us and Wells Fargo Bank, National Association (the “Trustee”). The Trustee is successor to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York). We are summarizing certain important provisions of the Indenture and material known provisions of the debt securities. We do not restate the Indenture or the known terms of the debt securities in their entirety. We urge you to read the Indenture and the form of debt securities because they, and not this description, define your rights as holders of the debt securities. We previously filed the Indenture with the SEC, and it is incorporated by reference as an exhibit to the registration statement that includes this prospectus. When we use capitalized terms that we do not define here, those terms have the meanings given in the Indenture. When we use references to Sections, we mean Sections in the Indenture.

General

The debt securities will be our unsecured obligations. The debt securities may be referred to as debentures, notes (including notes commonly referred to as medium term notes) or other unsecured evidences of indebtedness.

We have issued a significant amount of debt securities under the Indenture. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, nor does it limit other debt that we may issue. We may issue the debt securities at various times in different series, each of which may have different terms. (Section 2.3)

The prospectus supplement relating to the particular series of debt securities we are offering will include the following information concerning those debt securities:

•	The title of the debt securities.

•	Whether we may “reopen” the debt securities and issue additional debt securities of the same series.

•	Any limit on the amount of such debt securities that we may offer.

•	The price at which we are offering the debt securities. We will usually express the price as a percentage of the principal amount.

•	The amortization schedule, maturity date or retirement of the debt securities.

•

The interest rate per annum on the debt securities. We may specify a fixed rate or a variable rate, or we may offer debt securities that do not bear interest but are sold at a substantial discount from the amount payable at maturity. We may also specify how the rate or rates on the debt securities will be determined and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	The date from which interest on the debt securities will accrue or how the date will be determined.

•	The dates on which we will pay interest and the regular record dates for determining which Holders are entitled to receive the interest.

•	If applicable, the dates on which or after which, and the prices and other terms at which, we are required to redeem the debt securities or have the option to redeem the debt securities.

•	If applicable, the circumstances under which we may be obligated to make an offer to repurchase the debt securities upon the occurrence of a change in control.

•	If applicable, any provisions with respect to amortization, sinking funds or retirement.

•	If applicable, any limitations on the defeasance provisions of the Indenture or any debt securities.

•	The amount that we would be required to pay if the maturity of the debt securities is accelerated, if that amount is other than the principal amount.

•	Any additional restrictive covenants or other material terms relating to the debt securities.

•	The terms, if any, upon which the debt securities may be converted into or exchanged for common stock, preferred stock or debt or other securities.

•	Any additional Events of Default that will apply to the debt securities.

•

If we will make payments on the debt securities in any currency other than United States dollars, the currency or composite currency in which we will make those payments. If the currency will be determined under an index, the details concerning such index.

•	Any other material terms of the debt securities.

We may issue debt securities in one or more series, or tranches, at one or more times, having terms different from one another, including, but not limited to principal amount, maturity, interest rate and covenants.

Payments on Debt Securities

We will make payments on the debt securities at the office or agency we will maintain for that purpose (which will be a corporate trust office or agency of the Trustee in New York, New York unless we indicate otherwise in the prospectus supplement) or at such other places and at the respective times and in the manner as we designate in the prospectus supplement. (Sections 3.1 and 3.2) As explained under “Book-Entry Debt Securities” below, all debt securities will be book-entry and The Depository Trust Company or its nominee will be the initial registered Holder unless the prospectus supplement provides otherwise.

Unless otherwise indicated in the prospectus supplement, if any principal or interest payment date or date (if any) fixed for redemption or repayment of the debt securities is not a “Business Day,” we will pay interest or principal, as the case may be, on the next succeeding Business Day and no interest shall accrue for the period after such date. Unless otherwise indicated in the prospectus supplement, the term “Business Day” means any day other than a Saturday or Sunday or a day on which applicable law or regulation authorizes or requires banking institutions in The City of New York, New York to close.

Form, Denominations and Transfers

Unless otherwise indicated in the prospectus supplement:

•	The debt securities will be in fully registered form, without coupons, in denominations of $1,000 or any multiple thereof.

•	We will not charge any fee to exchange or register any transfer of any debt securities, except for taxes or other governmental charges (if any). (Section 2.8)

Ranking

Unless we otherwise indicate in a prospectus supplement, the debt securities will be our senior unsecured debt obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.

Original Issue Discount Securities

If debt securities are Original Issue Discount Securities, we will offer and sell them at a more than de minimis discount below their stated principal amount. “Original Issue Discount Security” means any security which provides that less than the full principal amount will be due if the maturity is accelerated or if the security is redeemed before its maturity. (Section 1.1)

If we issue Original Issue Discount Securities:

•

For Federal income tax purposes, you will need to include in your income the total amount of the original issue discount, or “OID,” as ordinary income over the life of the Original Issue Discount Security. The amount that the Original Issue Discount Security increases in value each tax year must be included in your taxable income as interest on your tax return. You must report OID as it accrues, whether or not you receive any taxable interest payments. This means that you must recognize income gradually over the life of the Original Issue Discount Security, even though you may not receive actual payments. This rule applies whether you are on the cash or accrual basis of accounting.

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The OID accrues on a “constant yield” basis. The general result of this method of allocating annual interest is that interest accrual will be smaller in the earlier years after issuance of the Original Issue Discount Security and larger in the later years.

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Your basis in the Original Issue Discount Security will increase as you recognize the OID as income. Your basis will decrease by the amount of any payments you receive on the Original Issue Discount Security (other than certain stated interest that is not taken into account in the calculation of OID).

To the extent required, we will describe specific Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities in the prospectus supplement and file an opinion of counsel with respect to any such material tax consequences.

Disposition of the Debt Securities

Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in your income) and (ii) your adjusted tax basis in the debt security. Your adjusted tax basis in a debt security generally will equal the cost of the debt security to you increased by the amount of OID previously included in income by you. Capital gain or loss recognized upon the disposition of a debt security will be a long—term capital gain or loss if the debt security was held for more than one year. The maximum Federal tax rate on long-term capital gains is generally 20% for individuals and 21% for corporations (for the 2020 taxable year). The deductibility of capital losses is subject to certain limitations. In addition, a 3.8% net investment income tax applies to net investment income earned by U.S. citizens and residents, estates and trusts.

Information Reporting and Backup Withholding

We will report to you and to the IRS the amount of interest payments, including OID, and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security made to you, and the amount we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of up to 24% with respect to distributions unless you:

•	are a corporation or come within certain exempt categories and, when required, demonstrate that fact; or

•	provide a taxpayer identification number (“TIN”), certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Foreign Account Tax Compliance Act

Withholding taxes on payments to non-U.S. holders of our debt securities could also be imposed under the Foreign Account Tax Compliance Act (“FATCA”). Under FATCA, foreign financial institutions (defined broadly to include hedge funds, private equity funds and other investment vehicles) and certain non-financial foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors. A foreign financial institution that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S. source payments otherwise subject to nonresident withholding tax, including U.S. source payments of dividends, and interest on debt securities. Payments of interest to a non-financial foreign entity will also be subject to a withholding tax of 30% if the entity does not certify that it does not have any substantial U.S. owner or provide the name, address and TIN of each substantial U.S. owner.

Under proposed regulations promulgated by the Treasury Department on December 18, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, withholdable payments do not include gross proceeds from any sale or disposition of a debt security. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the debt securities if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such taxes.

Indexed Debt Securities

We may issue debt securities under which the principal amount payable at maturity or the amount of interest payable will be determined by reference to currency exchange rates, commodity prices, equity indices or other factors. In that case, the amount we will pay to the Holders will depend on the value of the applicable currency, commodity, equity index or other factor at the time our payment obligation is calculated. All payments of principal and interest with respect to any indexed debt securities will be paid in cash. We will include information in the prospectus supplement for such debt securities about how we will calculate the principal and/or interest payable, and will specify the currencies, commodities, equity indices or other factors to which the principal amount payable at maturity or interest is linked. We will also provide information about certain additional tax considerations which would apply to the Holders of those debt securities in the applicable prospectus supplement, and file any required opinion of counsel with respect to any related material tax consequences.

Certain Restrictions

Unless we otherwise specify in the prospectus supplement, there will not be any covenants in the Indenture or the debt securities that would protect you against a highly leveraged or other transaction involving Emerson that may adversely affect you as a Holder of debt securities. If there are provisions that offer such protection, they will be described in the particular prospectus supplement.

Limitations on Liens. Under the Indenture, we and our Restricted Subsidiaries (defined below) may not issue any debt for money borrowed, or assume or guarantee any such debt, which is secured by a mortgage on a Principal Property (defined below) or shares of stock or indebtedness of any Restricted Subsidiary, unless such mortgage similarly secures your debt securities. A Principal Property is any manufacturing plant or manufacturing facility that we or any Restricted Subsidiary owns, located within the continental United States and, in the opinion of our board of directors, is of material importance to our total business that we and our Restricted Subsidiaries conduct, taken as a whole. The above restriction will not apply to debt that is secured by:

•	mortgages on property, shares of stock or indebtedness of any corporation that exists when it becomes a Restricted Subsidiary;

•	mortgages on property that exist when we acquire the property and mortgages that secure payment of the purchase price of and improvements to the mortgaged property;

•	mortgages that secure debt which a Restricted Subsidiary owes to us or to another Restricted Subsidiary;

•	mortgages that existed at the date of the Indenture;

•	mortgages on property of a company that exist when we acquire the company;

•	mortgages in favor of a government to secure debt that we incur to finance the purchase price or cost of construction of the property that we mortgage; or

•	extensions, renewals or replacement of any of the mortgages described above.

A Restricted Subsidiary is a direct or indirect subsidiary of Emerson if substantially all of its property is located in the continental United States and if it owns any Principal Property (except a subsidiary principally engaged in leasing or in financing installment receivables or overseas operations).

The Indenture also excepts from this limitation on liens secured debt in an amount up to 10% of our Consolidated Net Tangible Assets. (Section 3.6)

Limitation on Sale and Leaseback Transactions. We and our Restricted Subsidiaries may not enter into sale and leaseback transactions involving any Principal Property (except for leases of up to three years, and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) unless:

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we could issue debt secured by the property involved (under the limitations on liens described above) in an amount equal to the Attributable Debt which would be calculated under the Indenture based on the rental payments to be received, or

•	we pay other debt within 90 days in an amount not less than such Attributable Debt amount. (Section 3.7)

Restrictions on Consolidation, Merger or Sale. We may not consolidate or merge or sell or convey all or substantially all of our assets unless (1) we are the surviving corporation, or the surviving corporation (if it is not Emerson) is a domestic (U.S.) corporation and assumes our obligations on your debt securities and under the Indenture; and (2) immediately after any such transaction, there is no default. (Section 9.1)

Defeasance

The Indenture includes provisions allowing defeasance that we may choose to apply to debt securities of any series. If we do so, we would irrevocably deposit with the Trustee or another trustee money or U.S. Government Obligations sufficient to make all payments on the defeased debt securities. Our ability to exercise our option to cause a defeasance is conditioned upon (a) no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, occurring, and (b) no breach continuing or occurring as a result of such defeasance. If we make such a deposit with respect to your debt securities, we may elect either:

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to be discharged from all our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	to be released from our restrictions described above relating to liens and sale/leaseback transactions.

To establish such a trust, we must deliver to the Trustee an opinion of our counsel that the Holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. There may be additional provisions relating to defeasance which we will describe in the prospectus supplement. (Sections 12.1 through 12.4)

Events of Default, Notice and Waiver

If certain Events of Default by us specified in the Indenture happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding debt securities of the defaulted series may declare the principal, and accrued interest, if any, of all securities of such series to be immediately due and payable. If certain specified Events of Default happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding debt securities of all series may declare the principal, and accrued interest, if any, of all the outstanding debt securities to be due and payable. (Section 5.1)

An Event of Default in respect of any series of debt securities means:

•	default for 30 days in payment of any interest installment;

•	default in payment of principal, premium, sinking fund installment or analogous obligation when due;

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unless stayed by litigation, default in performance of any other covenant in the Indenture governing such series, for 90 days after notice to us by the Trustee or by the Holders of 25% in principal amount of the outstanding debt securities of such series;

•	certain events of our bankruptcy, insolvency and reorganization; and

•	any additional events of default described in the prospectus supplement. (Section 5.1)

Within 90 days after a default in respect of any series of debt securities, the Trustee must give to the Holders of such series notice of all uncured defaults by us known to it. However, except in the case of default in payment, the Trustee may withhold such notice if it in good faith determines that such withholding is in the interest of such Holders. The term “default” means, for this purpose, the happening of any Event of Default, disregarding any grace period or notice requirement. (Section 5.11)

Before the Trustee is required to exercise rights under the Indenture at the request of Holders, it is entitled to receive from such Holders such reasonable indemnity or, in certain cases, security, as it may require, against costs, liabilities and expenses, subject to its duty, during an Event of Default, which has not been cured or waived, to act with the required standard of care. (Sections 6.1 through 6.13)

In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may, subject to certain limitations, direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Section 5.9)

The Indenture provides that Holders of debt securities do not have any right to bring suit under the Indenture unless such Holder shall have given to the Trustee written notice of default and unless Holders of 25% in principal amount of the outstanding debt securities of such series shall have made written request to the Trustee and offered to the Trustee such reasonable indemnity as it may require, and the Trustee shall have failed for 60 days to institute such suit. (Section 5.6)

If an Event of Default occurs, the Trustee will distribute the money it collects in the following order:

•	First, to the Trustee and its agents and attorneys an amount sufficient to cover their reasonable compensation, costs, expenses, liabilities and advances made.

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Second, in the case the principal of the defaulted series is not yet due and payable, ratably to the persons entitled to payment of interest on the defaulted series in order of the maturity of the installments of such interest, with interest on the overdue installments of interest, or, in the case the principal of the defaulted series is due and payable, ratably, based on the aggregate of principal and accrued and unpaid interest, to persons entitled to payment of principal and interest on the defaulted series, with interest on the overdue principal and overdue installments of interest.

•	Third, the remainder to us or any other person entitled to it. (Section 5.3)

We must file an annual certificate with the Trustee as to our compliance with conditions and covenants under the Indenture. (Section 3.5)

In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the Holders of all debt securities of such series, or the Holders of a majority of all outstanding debt securities voting as a single class, on behalf of the Holders of all outstanding debt securities, may waive any past default or Event of Default, or compliance with certain provisions of the Indenture, but may not waive, among other things, an uncured default in payment. (Sections 5.1 and 5.10)

Modification or Amendment of the Indenture

If we receive the consent of the Holders of a majority in principal amount of the outstanding debt securities affected, we may enter into supplemental indentures with the Trustee that would:

•	add, change or eliminate provisions in the Indenture; or

•	change the rights of the Holders of debt securities.

However, unless we receive the consent of all of the affected Holders, we may not enter into supplemental indentures that would with respect to the debt securities of such Holders:

•	change the maturity;

•	reduce the principal amount or any premium;

•	reduce the interest rate or extend the time of payment of interest;

•	reduce any amount payable on redemption or reduce the amount of the principal of an Original Issue Discount Security that would be payable on acceleration;

•	impair or affect the right of any Holder to institute suit for payment;

•	change any right of the Holder to require repayment; or

•	reduce the requirement for approval of supplemental indentures. (Section 8.2)

We may also, without consent of the Holders, enter into supplemental indentures with the Trustee that would, among other things:

•	convey property to the Trustee as security for the debt securities;

•	evidence the succession of another corporation and provide for assumption of rights and obligation under the Indenture;

•	provide for a successor trustee or additional trustee;

•	add covenants, restrictions and conditions as we and the Trustee shall consider to be for the protection of the Holders of the outstanding debt securities;

•	add covenants, restrictions and conditions as described under “General” above;

•	cure any ambiguity or correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision contained in the Indenture;

•	make such other provisions as we may deem necessary or desirable so long as the interests of the Holders are not adversely affected thereby; or

•	make such other changes to the terms of the debt securities as left to our discretion by the terms of the Indenture. (Section 8.1)

Regarding the Trustee

The Trustee is Wells Fargo Bank, National Association. It is successor to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York) as trustee under the Indenture. Unless we otherwise indicate in a prospectus supplement, the Trustee will also be the paying agent and registrar of the debt securities. The Trustee is also trustee in respect of our other debt securities issued and outstanding under the Indenture. The Trustee’s Corporate Trust Office is currently located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services. Wells Fargo Bank, National Association is a lender to us under our revolving credit agreement. From time to time, we may enter into other banking relationships with the Trustee or its affiliates.

Under certain circumstances, the Holders of a majority in principal amount of the Securities of each series may remove the Trustee with respect to such series and appoint a successor Trustee for such series, or any Securityholder of at least six months may petition a court for the removal of the Trustee and the appointment of a successor Trustee with respect to a particular series. (Section 6.10)

BOOK-ENTRY DEBT SECURITIES

The applicable prospectus supplement will indicate whether we are issuing the related debt securities as book-entry securities. Book entry securities of a series will be issued in the form of one or more global notes that will be deposited with The Depository Trust Company, or DTC, 55 Water Street, New York, New York 10041. The global note(s) will evidence all of the debt securities of that series. This means that we will not issue certificates to each Holder. We will issue one or more global securities to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who own the debt securities. Unless it is exchanged in whole or in part for a security evidenced by individual certificates, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another. Beneficial interests in global book-entry securities will be shown on, and transfers of beneficial interests in global notes will be made only through, records maintained by DTC and its participants. DTC has no knowledge of the actual beneficial owners of the securities as DTC’s records reflect only the identity of participants, which may or may not be the actual beneficial owners. Each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder of debt securities under the Indenture.

Neither DTC nor its nominee, Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy). Conveyance of notices and other communication among DTC, participants and holders of securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

The laws of some jurisdictions require that certain purchasers of securities such as debt securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to acquire or transfer beneficial interests in the global book-entry security.

We will make payments on each series of book-entry debt securities to DTC or its nominee (Cede & Co.), as the sole registered owner and Holder of the global book-entry security. Neither Emerson, the Trustee nor any of our or their agents will be responsible or liable for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC’s records relating to such beneficial ownership interests.

DTC has advised us that, when it receives any payment on a global security, it will, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC’s records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is now the case with securities held for customer accounts registered in “street name”) and will be the sole responsibility of such participants.

A global security representing a series will be exchanged for certificated debt securities of that series only if (x) DTC notifies us that it is unwilling or unable to continue as Depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days, (y) we decide that the global security shall be exchangeable or (z) there is an Event of Default under the Indenture or an event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the debt securities represented by such global security. If that occurs, we will issue debt securities of that series in certificated form in exchange for such global security. Subject to the foregoing, an owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of such series equal in principal amount to such beneficial interest and to have such debt securities registered in its name. We would issue the certificates for such debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. No fees or costs of DTC will be charged to you.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK OF EMERSON

The following is a summary of the material terms of our capital stock and the provisions of our Restated Articles of Incorporation and Bylaws, as amended. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our Restated Articles of Incorporation, Bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information.”

General

Our authorized capital stock consists of 1,200,000,000 shares of common stock, par value $0.50 per share, and 5,400,000 shares of preferred stock, par value $2.50 per share. There are no shares of preferred stock outstanding.

Common Stock

All of our outstanding shares of common stock are fully paid and non-assessable. Any shares of common stock issued in an offering pursuant to this prospectus, including those issuable upon the exercise of warrants or upon conversion of preferred stock or debt securities issued pursuant to this prospectus or in connection with the obligations of a holder of share purchase contracts to purchase our common stock, will be fully paid and non-assessable. Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds. In the event of any such declaration or payment, the holders of common stock will be entitled, to the exclusion of the holders of the preferred stock, to share therein. If we liquidate, dissolve, or wind up Emerson, after distribution and payment in full is made to holders of preferred stock, if any, the remainder of assets, if any, will be distributed pro rata among the holders of common stock of the company. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock. We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange and the NYSE Chicago.

Computershare, Inc. is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange and on the NYSE Chicago under the symbol “EMR.”

Preferred Stock

Our Restated Articles of Incorporation vest our board of directors with authority to issue up to 5,400,000 shares of preferred stock from time to time in one or more series and by resolution or resolutions:

•	To fix the distinctive serial designation of the shares of any such series;

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To fix the rate or amount per annum at which the holders of the shares of any series shall be entitled to receive dividends, the dates on which such dividends shall be payable, and the date or dates from which such dividends shall be cumulative;

•	To fix the price or prices at which, the times during which, and the other terms upon which the shares of any such series may be redeemed;

•	To fix the amounts payable on the shares of any series in the event of dissolution or liquidation of the Company;

•	From time to time to include additional shares of preferred stock which the Company is authorized to issue in any such series;

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To determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of the common stock of the Company, shares of any other series of the preferred stock of the Company, now or hereafter authorized, or any new class of preferred stock of the Company hereafter authorized, or debt securities, the conversion price or prices, or the rate or rates of exchange at which such conversion or exchange may be made, and the terms and conditions upon which any such conversion right shall be exercised;

•	To fix such other preferences and rights, privileges and restrictions applicable to any such series as may be permitted by law;

•	To determine if a sinking fund shall be provided for the purchase or redemption of shares of any series and, if so, to fix the terms and amount or amounts of such sinking fund; and

•	To set the consideration for which the shares of the series are to be issued.

Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical with each other share of said stock. The shares of different series may differ, including as to ranking, as may be provided in our Restated Articles of Incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our Restated Articles of Incorporation to increase or decrease the number of authorized shares of preferred stock. Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. If so indicated in the prospectus supplement and if permitted by law and the Restated Articles of Incorporation, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our Restated Articles of Incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of amendment to our Restated Articles of Incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC, as required.

Dividend Rights. The preferred stock will be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. No dividend may be declared or paid and no distribution may be made on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, until the full cumulative dividends on the preferred stock of all series up to the end of the then quarterly dividend period shall have been declared and paid (or appropriated and set aside) by the board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. If the amount determined by our board of directors to be declared and payable as dividends on the preferred stock is insufficient to pay the full dividend, including accumulations, on all outstanding series, such amount shall be paid on all outstanding shares of all series on pro rata basis generally based on the amount of the full dividend for that series.

Rights upon Liquidation. The preferred stock will be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution earnings and assets, so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. In addition, the rights of the preferred stock in the event of a dissolution, liquidation or winding up shall not restrict or prevent the Company from paying dividends on common stock if the payment of such dividends is not restricted by any other terms of the preferred stock. If upon any liquidation, dissolution or winding up amounts available for payment are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, the amount available will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series.

Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or debt securities to the extent set forth in the applicable prospectus supplement.

Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. The holders of common stock and the holders of all series of preferred stock will vote together as one class, except as otherwise provided by law and except as set forth below.

The preferences, priorities, special rights and powers given to the preferred stock under our Restated Articles of Incorporation, or to any series thereof by any authorizing action of our board, may be altered or terminated, as provided by law, upon the affirmative vote of the holders of two-thirds (2/3) of each series of preferred stock issued and outstanding whose rights will be affected by such proposed alteration or termination. No additional shares of the preferred stock except the shares provided for in our Restated Articles of Incorporation shall be authorized, and no additional shares of any other class of preferred stock having a priority over, or entitled to participate on a parity with, the preferred stock shall be authorized, except upon the affirmative vote of the holders of a majority of each series of the preferred stock issued and outstanding; provided, however, that the authorizing resolution for any series of preferred stock may provide for the vote of a greater percentage of the shares.

Currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matter submitted to the shareholders, amendments to the Restated Articles of Incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Board Representation. Our Restated Articles of Incorporation provide that in addition to the voting rights set forth above, if, and whenever, six (6) or more quarterly dividends, whether or not consecutive, on the preferred stock shall be in arrears, in whole or in part, the holders of the preferred stock, including all series thereof, voting as a single class, shall have the right to elect a number of the members of the board of directors equal to the whole number obtained by dividing seven (7), into the number of directors of the Company authorized at such time by the Restated Articles of Incorporation of the Company, but not less than two (2) directors. In such event, the remainder of the directors shall be elected by the holders of the common stock and preferred stock, voting as a single class. Whenever all dividends in arrears and current dividends on the preferred stock then outstanding have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the preferred stock to elect such number of directors shall cease. During the time when the preferred stock is vested with the power of board representation, the secretary of the Company may (and shall upon the written request of the holders of record of ten percent (10%) or more in number of shares of the preferred stock outstanding) call a special meeting of the holders of the preferred stock for the election of the directors to be elected by them subject to the provisions of our Restated Articles of Incorporation. In the case of additional authorized shares of preferred stock or a different class of preferred stock shall be created and issued, nothing herein contained shall prevent any such additional shares or class of the preferred stock from having the same voting rights on a pari passu basis with the shares of preferred stock entitled to vote on any matters.

Many of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on our common stock or any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of Emerson, making removal of the management of Emerson difficult, or restricting the payment of dividends and other distributions to the holders of common stock. We presently have no intention to issue any shares of preferred stock.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange and the NYSE Chicago, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Emerson through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of Emerson. See also “Certain Charter and Bylaw Provisions” below.

Series B Junior Participating Preferred Stock

Our board previously authorized the issuance of 1,200,000 shares of preferred stock as Series B junior participating preferred stock in connection with our adoption of a shareholder rights plan as of November 1, 1998, which expired by its terms on November 1, 2008. We do not have any current plans to utilize such preferred stock. At the time of its authorization, our board designated the dividend, liquidation, voting and redemption features and the rights in the event of a merger of the Series B junior participating preferred stock so that the value of one one-thousandth (1/1,000th) of a share of Series B junior participating preferred stock approximated the value of one share of common stock. Each of these shares, if issued, would generally be non-redeemable and junior to all other series of preferred stock, have a variable preferential cumulative quarterly dividend, entitle its holder to receive a variable preferred liquidation payment and have one vote.

Certain Charter and Bylaw Provisions

Our Restated Articles of Incorporation and Bylaws:

•	provide for a classified board of directors;

•	limit the right of shareholders to remove directors or change the size of the board of directors;

•	limit the right of shareholders to fill vacancies on the board of directors;

•	limit the right of shareholders to call a special meeting of shareholders or propose other actions;

•	require a higher percentage of shareholders than would otherwise be required to amend, alter, change, or repeal certain provisions of our Restated Articles of Incorporation; and

•	provide that the Bylaws may be amended only by the majority vote of the board of directors.

Shareholders will not be able to amend the Bylaws without first amending the Restated Articles of Incorporation. These provisions may discourage certain types of transactions that involve an actual or threatened change of control of Emerson.

Since the terms of our Restated Articles of Incorporation and Bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Restated Articles of Incorporation and Bylaws. If you would like to read our Restated Articles of Incorporation and Bylaws, they are on file with the SEC or you may request a copy from us.

Size of Board

Our Restated Articles of Incorporation provide that the number of directors will be fixed by our Bylaws; provided that the Bylaws must provide for three or more directors. Our Bylaws provide for a board of directors of at least three directors and permit the board of directors to set the number of directors from time to time. In accordance with our Bylaws, on October 6, 2020, our board of directors fixed the number of directors at twelve. Our Restated Articles of Incorporation and Bylaws further provide that our Bylaws may be amended only by majority vote of our entire board of directors.

Election of Directors

Our Bylaws provide certain detailed timing and information requirements for the nomination of directors by shareholders. Please see our annual proxy statement for additional information.

Nominations outside of Emerson’s proxy statement. In order for a shareholder to nominate a candidate for director outside of our proxy statement, our Bylaws require that a shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice not less than 90 days nor more than 120 days before the meeting (but if we give less than 100 days’ notice of the meeting or prior public disclosure of the date of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make a public disclosure of the meeting). The notice must describe various matters regarding the nominee as specified in detail in our Bylaws. Such information includes the name, age, business address and residence of such nominee, the principal occupation, the number of shares beneficially owned, any other information relating to such person that is required to be disclosed in solicitations of proxies for director elections or is otherwise required, in certain cases details of any relationship, or understanding between the shareholder(s) and the nominee. The notice must also include as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. This proposing shareholder information includes such information as material interests or arrangements, names and addresses, the number of shares beneficially owned, any derivative or hedging positions, any material interest in any contract with the Company or any affiliate or competitor, all information that would be required to be set forth in a Schedule 13D (or an amendment) if such a statement were required, any other information relating to any such person that would be required to be disclosed in a proxy statement or proxy contest, a representation whether any such person is or intends to participate in the solicitation of proxies, and a representation that the shareholder is a shareholder of record entitled to vote and intends to continue to hold such stock of the Company through the meeting. Our Bylaws also set out specific eligibility requirements that nominees for director must satisfy, including various representations and agreements.

Nominations for inclusion in Emerson’s proxy statement (Proxy Access). In certain cases, our Bylaws permit a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the board of directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. You must give notice of director nominees submitted under these Bylaw provisions not less than 120 days nor more than 150 days before the meeting. To utilize proxy access, among other things, the electing shareholder and proposed nominee must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing shareholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law. The Bylaws require that these disclosures be updated and supplemented, if necessary and that the shareholder making a nomination must appear at the meeting for the nomination to be considered.

No cumulative voting. Our Bylaws do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors of the class then being elected at that meeting of shareholders.

No person shall be eligible for election as a director if such person is seventy-two years old or older at the commencement of his term. However, we have amended our Bylaws from time to time to grant exceptions.

Classified Board

Our Restated Articles of Incorporation and Bylaws provide that our board will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term. At our 2013 and 2019 annual meetings of shareholders, we submitted a proposal to amend our Restated Articles of Incorporation to declassify our board of directors. However, that amendment required the vote of 85% of outstanding shares in favor for approval, which was not attained.

Removal of Directors

Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our Restated Articles of Incorporation provide that shareholders may remove a director with or without “cause” and with the approval of the holders of 85% of Emerson’s voting stock. Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the Bylaws for election as a director or in the event the director is in breach of any agreement between such director and Emerson relating to such director’s service as a director or employee of Emerson.

Filling Vacancies

Missouri law further provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, all vacancies on a corporation’s board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if that number is less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders of the corporation. Our Bylaws provide that, subject to the rights, if any, of the holders of any class of preferred stock then outstanding and except as described below, only the vote of a majority of the remaining directors may fill vacancies.

Limitations on Shareholder Action by Written Consent

Missouri law provides that any action by written consent of shareholders in lieu of a meeting must be unanimous.

Limitations on Calling Shareholder Meetings

Under our Restated Articles of Incorporation and Bylaws, special meetings of shareholders may be called only by a majority of our board of directors, our chairman of the board, or the holders of not less than 85% of our voting stock.

Limitations on Introducing Other Items of Business

In order for a shareholder to bring an item of business before a shareholder meeting, our Bylaws require that the shareholder give us timely notice in advance of the meeting. Ordinarily, the shareholder must give notice at least 90 days but not more than 120 days before the meeting (but if we give less than 100 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting). The notice must include, among other things, a description of the item of business, the reasons for bringing the item of business and other specified matters. The notice must also include as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. The Bylaws require that these disclosures be updated and supplemented, if necessary and that the shareholder proposing business must appear at the meeting for the proposal to be considered. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Amendment of Restated Articles of Incorporation

Our Restated Articles of Incorporation may be amended by the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast on the amendment; provided that certain provisions contained in our Restated Articles of Incorporation respecting business combinations, the board of directors, removal of directors, amendment of Bylaws and special meetings of shareholders may be amended only by the affirmative vote of the holders of 85% of the total voting power of all outstanding shares of Emerson, voting as a single class. However, the provisions respecting business combinations may be amended upon the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of Emerson if such amendment shall first have been approved and recommended by a majority of those directors who meet certain criteria of independence from parties seeking a business combination.

Business Combination Provisions in Restated Articles of Incorporation

Our Restated Articles of Incorporation provide that certain business combinations involving Emerson and certain 10% shareholders, each as defined in our Restated Articles of Incorporation, require the affirmative vote of the holders of 85% of the outstanding shares of Emerson common stock unless (i) a majority of the continuing directors (as defined in our Restated Articles of Incorporation) have approved the proposed business combination, or (ii) various conditions intended to ensure the adequacy of the consideration offered by the party seeking the combination are satisfied. Under Missouri law, for certain other mergers, the shareholder approval requirement may be two-thirds of the outstanding shares entitled to vote. However, additional requirements may apply as described in “Missouri Statutory Provisions” herein.

Limitation on Directors’ Liability

Our Restated Articles of Incorporation limit the liability of our directors to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the Missouri General and Business Corporation Law.

Anti-Takeover Effects of Provisions

The classification of directors, the inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in our Restated Articles of Incorporation and/or Bylaws that limit the ability of shareholders to amend our Bylaws, to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board make it more difficult for shareholders to change the composition of our board. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in our board would benefit Emerson and its shareholders and whether or not a majority of our shareholders believes that the change would be desirable.

The provision of Missouri law which requires unanimity for shareholder action by written consent requires that all our shareholders entitled to vote on a proposed action have the opportunity to participate in the action and prevents the holders of a majority of the voting power of Emerson from using the written consent procedure to take shareholder action. The Bylaw provision requiring advance notice of other items of business may make it more difficult for shareholders to take action opposed by the board of directors. Moreover, a shareholder cannot force a shareholder consideration of an item of business over the opposition of our board of directors by calling a special meeting of shareholders.

These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before shareholders without our board’s consent, and thus reduce the vulnerability of Emerson to an unsolicited takeover proposal. These provisions enable Emerson to develop its business in a manner which will foster its long-term growth, by reducing to the extent practicable the threat of a takeover not in the best interests of Emerson and its shareholders and the potential disruption entailed by the threat. On the other hand, these provisions may adversely affect the ability of shareholders to influence the governance of Emerson and the possibility that shareholders would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management. The provisions requiring an 85% vote of shareholders for amendments to certain provisions of our Restated Articles of Incorporation and for certain business combinations have the effect of limiting the ability of shareholders and others to change the terms of Emerson’s Restated Articles of Incorporation and to change control of Emerson.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute

Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board prior to the date the interested shareholder obtains such status. The statute provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute

Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his shares. A shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, a majority of the outstanding voting shares, as determined before the acquisition, must approve the acquisition. Furthermore, a majority of the outstanding voting shares, as determined after the acquisition, but excluding shares held by (i) the acquiring shareholder, (ii) employee directors or (iii) officers appointed by the board of directors, must approve the acquisition. If the acquisition is approved, the statute grants certain rights to dissenting shareholders.

Not all acquisitions of shares constitute control share acquisitions. The following acquisitions generally do not constitute control share acquisitions:

•	good faith gifts;

•	transfers in accordance with wills or the laws of descent and distribution;

•	purchases made in connection with an issuance by us;

•	purchases by any compensation or benefit plan;

•	the conversion of debt securities;

•	purchases from holders of shares representing two-thirds of our voting power; provided such holders act simultaneously;

•	satisfaction of a pledge or other security interest created in good faith;

•	mergers involving us which satisfy the other requirements of the General and Business Corporation Law of Missouri;

•	transactions with a person who owned a majority of our voting power within the prior year; or

•

purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. We have not opted out of the control share acquisition statute.

Take-Over Bid Disclosure Statute

Missouri’s “take-over bid disclosure statute” requires that, under some circumstances, including inapplicability of disclosure required by the Exchange Act, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock, debt securities or any combination thereof. We may issue warrants independently or together with debt securities, preferred stock or common stock, and the warrants may be sold at the same or different time as those offered securities. Each warrant will entitle the holder to purchase for cash an amount or number of securities at the exercise price specified in the prospectus supplement relating to the warrants.

We will issue our warrants in one or more series, each under a warrant agreement between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

As required, we will file a copy of each warrant agreement that we enter into with the warrant agent in our Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

General Terms

The applicable prospectus supplement will contain, where appropriate, information relating to the warrants, including the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price and prices at which the warrants will be issued;

•	the various factors considered in determining the exercise prices;

•	the currency or currencies in which the price of the warrants will be payable;

•	the dates upon which the right to exercise the warrants will begin and end;

•	if the warrants are not continuously exercisable, the specific date or dates on which they may be exercised;

•	the place or places where, and the manner in which, the warrants may be exercised;

•	the exercise price, the procedures for exercise and the circumstances, if any, that will deem the warrants to be automatically exercised;

•	any provisions for changes to or adjustments in the exercise price;

•	the designation and terms of the securities purchasable upon exercise of the warrants and the number or amount of such securities issuable upon exercise of the warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

•	any minimum or maximum number of warrants which may be exercised at any one time;

•

if warrants are issued together with debt securities, common stock or preferred stock, the title of the securities, their terms, the number of warrants accompanying each other security and the date that the warrants and other securities will become separately transferable;

•	whether the warrants will be issued in registered or bearer form or both and whether they will be issued in certificated or uncertificated form;

•	information with respect to book-entry procedures, if any;

•	the terms of any mandatory or optional redemption or call provisions;

•	the exchanges, if any, on which the warrants may be listed;

•	the identity of the warrant agent;

•	the terms of the warrant agreement entered into with the warrant agent;

•	the U.S. Federal income tax consequences applicable to the warrants; and

•	any other material terms of the warrants.

Prior to the exercise of the warrants, warrant holders will not have any rights of holders of our securities purchasable upon exercise of those warrants, including (1) in the case of warrants for the purchase of our debt securities, the right to receive payments of principal, premium or interest, if any, on those debt securities or to enforce covenants in the governing Indenture, or (2) in the case of warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.

Exercise of Warrants

Warrants may be exercised as set forth in the applicable prospectus supplement. Any warrants not exercised by the expiration date will be void. Unless otherwise set forth in the applicable prospectus supplement, holders of warrants may exercise them by delivering properly completed warrant certificates and payment of the exercise price to the warrant agent at its corporate trust office. As soon as practicable after such delivery, we will issue and deliver to the holder the securities purchased upon exercise of the warrants. If the warrants are certificated and a holder does not exercise all of the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

Amendments and Supplements to Warrant Agreement

Except as otherwise set forth in the prospectus supplement, we and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, except as otherwise set forth in the prospectus supplement, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts obligating holders to purchase from us and obligating us to sell to holders at a future date a specified number of shares of our common stock or preferred stock, or a number of shares of common stock or preferred stock to be determined by reference to a specific formula set forth in the share purchase contract. The price per share may be fixed at the time that the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. Share purchase contracts may include anti-dilution provisions to adjust the number of shares issuable pursuant to such share purchase contracts upon the occurrence of certain events.

We may issue the share purchase contracts separately or as a part of units, which we refer to as “share purchase units.” Each such unit will consist of a share purchase contract and one or more of: (i) our debt securities, (ii) our preferred stock, or (iii) debt obligations of third parties, including U.S. Treasury securities, which in each case will be pledged to secure the purchasers’ obligation to purchase common stock or preferred stock under the related share purchase contract.

The share purchase contracts may:

•	require us to make periodic payments to holders of the share purchase units, or vice versa, and such payments may be unsecured or prefunded on some basis;

•	require holders to pay their payment obligations at the time the share purchase contracts are issued, which we refer to as “prepaid share purchase contracts,” or at the time of settlement;

•	require holders to secure their obligations under the share purchase contracts in a specified manner; and

•

permit us to deliver, in certain circumstances, newly issued prepaid share purchase contracts, often known as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the material terms of the share purchase contracts or share purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the share purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. As required, we will file a copy of each of these documents in our Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. Material United States Federal income tax considerations applicable to the share purchase contracts and the share purchase units will also be discussed in the related prospectus supplement as required.

PLAN OF DISTRIBUTION

We may sell any of the securities offered by this prospectus to or through one or more underwriters or dealers, and also may sell the securities directly to other purchasers or through agents, or through a combination of methods.

Such firms may also act as our agents in the sale of the securities. We have no definitive plans to sell any of the securities offered by this prospectus directly to purchasers, but it is possible that we may make direct sales to one or more institutional investors. Any of our officers involved in such direct sales will rely on the exemption from broker-dealer registration provided by Rule 3a4-1 under the Exchange Act and will comply with all elements of that rule.

Only underwriters named in the prospectus supplement will be considered as underwriters of the securities offered by such supplement. All participating underwriters, dealers and agents will be registered broker-dealers or associated persons of registered broker-dealers. As may be appropriate, we will file any required post-effective amendment or prospectus supplement to this registration statement that will name all of the participating underwriters in any “at the market” equity offering of our securities.

We may distribute securities at different times in one or more transactions. We may sell securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as such term is defined in the Securities Act. Discounts or commissions they receive and any profit on their resale of the securities may be considered underwriting discounts and commissions under the Securities Act. We will identify any such underwriter, dealer or agent, and we will describe any such compensation, in the prospectus supplement as required. We will describe our expected offering expenses in the prospectus supplement relating to a particular offering.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of such liabilities.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent as required. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. In the event that we conduct an electronic auction, if required we will file a post-effective amendment to the registration statement of which this prospectus (as supplemented) forms a part, describing the auction. We will include the price and terms to be established by the auction, a summary of the auction process and how you may participate in the auction, a description (or screen shots) of the Internet web pages that you will see before the auction and a description of the underwriters’ obligations.

Unless otherwise indicated in the prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange and the NYSE Chicago. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.

Agents, underwriters and dealers and their respective affiliates may be customers of, engage in transactions with, or perform commercial banking and/or investment banking transactions and/or advisory services and other services for, us and our subsidiaries in the ordinary course of business.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver common stock covered by this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with their terms, or otherwise, by one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with us, we may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us.

In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in the securities for their own account. In addition, underwriters may bid for, and purchase, securities in the open market to cover short positions or to stabilize the price of the securities. Underwriters may also engage in penalty bids or reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, John A. Sperino, Esq., our Vice President and Assistant Secretary, will pass upon the legality of the offered securities for us. Unless otherwise indicated in the applicable prospectus supplement, Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, will pass upon the legality of the offered securities for the underwriters, if any. Mr. Sperino is paid a salary by Emerson, is a participant in various employee benefit plans and incentive plans offered by us and owns or has options to purchase shares of Emerson common stock. Unless otherwise indicated in the applicable prospectus supplement, Davis Polk & Wardwell will rely on the opinion of John A. Sperino with respect to matters of Missouri law. Arthur F. Golden, one of our directors, is Senior Counsel to Davis Polk & Wardwell. Davis Polk & Wardwell acts as counsel to us from time to time with respect to various matters but not with respect to the offered securities. Bryan Cave Leighton Paisner LLP, St. Louis, Missouri, is also representing us in connection with some of the aspects of this offering.

EXPERTS

The consolidated financial statements of Emerson Electric Co. and subsidiaries as of September 30, 2020 and 2019, and for each of the years in the three-year period ended September 30, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report refers to the change in method of accounting for leases effective October 1, 2019.